EXHIBIT 99(2)

CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended March 26, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 12, 2003                          By:    /s/ Charles M. Sonsteby
                                                                   Charles M. Sonsteby,
                                                                    Executive Vice President and
                                                                    Chief Financial Officer
                                                                    (Principal Financial Officer)